Exhibit 4.4

TRUST SUPPLEMENT NO. 2009-2B-S

dated as of November 24, 2009

between

WILMINGTON TRUST COMPANY

as Trustee,

and

UNITED AIR LINES, INC.

to

PASS THROUGH TRUST AGREEMENT

dated as of June 26, 2007

$112,606,000

United Air Lines Pass Through Trust 2009-2B-S

United Air Lines

Pass Through Certificates,

Series 2009-2B-S

Vedder Price P.C.

Chicago, Illinois

i

THIS TRUST SUPPLEMENT NO. 2009-2B-S, dated as of November 24, 2009 (herein called the “Trust Supplement”), between United Air Lines, Inc., a Delaware corporation (the “Company”), and Wilmington Trust Company (the “Trustee”), to the Pass Through Trust Agreement, dated as of June 26, 2007, between the Company and the Trustee (the “Basic Agreement”).

W I T N E S S E T H:

WHEREAS, the Basic Agreement, unlimited as to the aggregate principal amount of Certificates (unless otherwise specified herein, capitalized terms used herein without definition having the respective meanings specified in the Basic Agreement) which may be issued thereunder, has heretofore been executed and delivered;

WHEREAS, as of the Transfer Date (as defined below), the Company will have financed the acquisition of all or a portion of such Aircraft through separate secured loan transactions, under which the Company owns such Aircraft (collectively, the “Aircraft”);

WHEREAS, as of the Transfer Date, in the case of each Aircraft, the Company will have issued pursuant to an Indenture, on a recourse basis, Equipment Notes to finance a portion of the purchase price of such Aircraft;

WHEREAS, as of the Transfer Date, the Related Trustee will assign, transfer and deliver all of such trustee’s right, title and interest to the trust property held by the Related Trustee to the Trustee pursuant to the Assignment and Assumption Agreement (as defined below);

WHEREAS, the Trustee, effective only, but automatically, upon execution and delivery of the Assignment and Assumption Agreement, will be deemed to have declared the creation of the United Air Lines Pass Through Trust 2009-2B-S (the “Applicable Trust”) for the benefit of the Applicable Certificateholders, and the initial Applicable Certificateholders as the grantors of the Applicable Trust, by their respective acceptances of the Applicable Certificates, join in the creation of the Applicable Trust with the Trustee;

WHEREAS, all Certificates deemed issued by the Applicable Trust will evidence fractional undivided interests in the Applicable Trust and will convey no rights, benefits or interests in respect of any property other than the Trust Property except for those Certificates to which an Escrow Receipt has been affixed;

WHEREAS, upon the execution and delivery of the Assignment and Assumption Agreement, all of the conditions and requirements necessary to make this Trust Supplement, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Trust Supplement in the form and with the terms hereof have been in all respects duly authorized;

WHEREAS, this Trust Supplement is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions;

[Trust Supplement No. 2009-2B-S]

NOW THEREFORE, in consideration of the premises herein, it is agreed between the Company and the Trustee as follows:

ARTICLE I

THE CERTIFICATES

Section 1.01. The Certificates. The Applicable Certificates shall be known as “United Air Lines Pass Through Certificates, Series 2009-2B-S”. Each Applicable Certificate represents a fractional undivided interest in the Applicable Trust created hereby. The Applicable Certificates shall be the only instruments evidencing a fractional undivided interest in the Applicable Trust.

The terms and conditions applicable to the Applicable Certificates are as follows:

(a) The aggregate principal amount of the Applicable Certificates that shall be authenticated under the Agreement (except for Applicable Certificates authenticated and delivered under Sections 3.03, 3.04, 3.05 and 3.06 of the Basic Agreement) is $112,606,000.

(b) The Regular Distribution Dates with respect to any payment of Scheduled Payments means January 15 and July 15 of each year, commencing on July 15, 2010, until payment of all of the Scheduled Payments to be made under the Equipment Notes has been made.

(c) The Special Distribution Dates with respect to the Applicable Certificates means any Business Day on which a Special Payment is to be distributed pursuant to the Agreement.

(d) At the Escrow Agent’s request under the Escrow Agreement, the Trustee shall affix the corresponding Escrow Receipt to each Applicable Certificate. In any event, any transfer or exchange of any Applicable Certificate shall also effect a transfer or exchange of the related Escrow Receipt. Prior to the Final Withdrawal Date, no transfer or exchange of any Applicable Certificate shall be permitted unless the corresponding Escrow Receipt is attached thereto and also is so transferred or exchanged. By acceptance of any Applicable Certificate to which an Escrow Receipt is attached, each Holder of such an Applicable Certificate acknowledges and accepts the restrictions on transfer of the Escrow Receipt set forth herein and in the Escrow Agreement.

(e)(i) The Applicable Certificates shall be in the form attached as Exhibit A to the Related Pass Through Trust Supplement, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Related Pass Through Trust Agreement or the Agreement, as the case may be, or as the Trustee may deem appropriate, to reflect the fact that the Applicable Certificates are being issued under the Agreement as opposed to under the Related Pass Through Trust Agreement. Any Person acquiring or accepting an Applicable Certificate or an interest therein will, by such acquisition or acceptance, be deemed to represent and warrant to and for the benefit of the Company that either (i) the assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or of a plan subject to Section 4975 of the Internal

[Trust Supplement No. 2009-2B-S]

Revenue Code of 1986, as amended (the “Code”), have not been used to purchase or hold Applicable Certificates or an interest therein or (ii) the purchase and holding of Applicable Certificates or an interest therein is exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions. In addition, the Applicable Certificates will bear a legend regarding ERISA compliance matters.

(ii) The Applicable Certificates shall be Book-Entry Certificates and shall be subject to the conditions set forth in the Letter of Representations between the Company and the Clearing Agency attached as Exhibit B to the Related Pass Through Trust Supplement.

(f) The “Participation Agreements” as defined in this Trust Supplement are the “Note Purchase Agreements” referred to in the Basic Agreement.

(g) The Applicable Certificates are subject to the Intercreditor Agreement, the Deposit Agreement and the Escrow Agreement.

(h) The Applicable Certificates are entitled to the benefits of the Liquidity Facility.

(i) The Equipment Notes to be acquired and held in the Applicable Trust, and the related Aircraft and Note Documents, are described in the Note Purchase Agreement.

ARTICLE II

DEFINITIONS

Section 2.01. Definitions. For all purposes of the Basic Agreement as supplemented by this Trust Supplement, the following capitalized terms have the following meanings (any capitalized term used herein but not defined shall have the meaning assigned to it in the Basic Agreement, and any term used herein which is defined in both this Trust Supplement and the Basic Agreement shall have the meaning assigned thereto in this Trust Supplement for purposes of the Basic Agreement as supplemented by this Trust Supplement):

Agreement: Means the Basic Agreement, as supplemented by the Trust Supplement.

Aircraft: Means each of the Aircraft in respect of which a Participation Agreement is entered into in accordance with the Note Purchase Agreement (or any substitute aircraft, including engines therefor, owned by the Company and securing one or more Equipment Notes).

Applicable Certificate: Means any of the “Applicable Certificates” issued by the Related Trust and that are “Outstanding” (as defined in the Related Pass Through Trust Agreement) as of the Transfer Date (the “Transfer Date Certificates”) and any Certificate issued in exchange therefor or replacement thereof pursuant to the Agreement.

Applicable Certificateholder: Means the Person in whose name an Applicable Certificate is registered on the Register for the Applicable Certificates.

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Applicable Closing Date: Has the meaning specified in Section 5.01(b) of this Trust Supplement.

Applicable Participation Agreement: Has the meaning specified in Section 5.01(b) of this Trust Supplement.

Applicable Trust: Has the meaning specified in the recitals hereto.

Assignment and Assumption Agreement: Means the assignment and assumption agreement substantially in the form of Exhibit C to the Related Pass Through Trust Supplement executed and delivered in accordance with Section 7.01 of the Related Trust Supplement.

Basic Agreement: Has the meaning specified in the first paragraph of this Trust Supplement.

Business Day: Means any day other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in Chicago, Illinois, New York, New York, or, so long as any Applicable Certificate is outstanding, the city and state in which the Trustee, the Subordination Agent or any related Loan Trustee maintains its corporate trust office or receives and disburses funds.

Certificate: Has the meaning specified in the Intercreditor Agreement.

Certificate Buyout Event: Means that a United Bankruptcy Event has occurred and is continuing and the following events in either clause (A) or (B) have occurred: (A) (i) the 60-day period specified in Section 1110(a)(2)(A) of the U.S. Bankruptcy Code (the “60-Day Period”) has expired and (ii) the Company has not entered into one or more agreements under Section 1110(a)(2)(A) of the U.S. Bankruptcy Code to perform all of its obligations under all of the Indentures or, if it has entered into such agreements, has at any time thereafter failed to cure any default under any of the Indentures in accordance with Section 1110(a)(2)(B) of the Bankruptcy Code; or (B) if prior to the expiry of the 60-Day Period, the Company shall have abandoned any Aircraft.

Class: Has the meaning specified in the Intercreditor Agreement.

Closing Notice: Has the meaning specified in the Note Purchase Agreement.

Company: Has the meaning specified in the first paragraph of this Trust Supplement.

Controlling Party: Has the meaning specified in the Intercreditor Agreement.

Cut-off Date: Means the earlier of (a) the Deposit Period Termination Date and (b) the date on which a Triggering Event occurs.

Deposit Agreement: Means the Deposit Agreement dated as of November 24, 2009 relating to the Applicable Certificates between the Depositary and the Escrow Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

[Trust Supplement No. 2009-2B-S]

Deposit Period Termination Date: Has the meaning specified in the Related Pass Through Trust Supplement.

Depositary: Means JPMorgan Chase Bank, N.A., a national banking association chartered under the laws of the United States.

Deposits: Has the meaning specified in the Deposit Agreement.

Distribution Date: Means any Regular Distribution Date or Special Distribution Date as the context requires.

Escrow Agent: Means, initially, Wilmington Trust Company, and any replacement or successor therefor appointed in accordance with the Escrow Agreement.

Escrow Agreement: Means the Escrow and Paying Agent Agreement dated as of November 24, 2009 relating to the Applicable Certificates, among the Escrow Agent, the Escrow Paying Agent, the Related Trustee (and after the Transfer Date, the Trustee) and Underwriters, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

Escrow Paying Agent: Means the Person acting as paying agent under the Escrow Agreement.

Escrow Receipt: Means the receipt substantially in the form annexed to the Escrow Agreement representing a fractional undivided interest in the funds held in escrow thereunder.

Final Maturity Date: Means January 15, 2016.

Final Withdrawal: Has the meaning specified in the Escrow Agreement.

Final Withdrawal Date: Has the meaning specified in the Escrow Agreement.

Final Withdrawal Notice: Has the meaning specified in Section 5.02 of this Trust Supplement.

Indenture: Means each of the separate trust indentures and mortgages relating to the Aircraft, each as specified or described in a Closing Notice delivered pursuant to the Note Purchase Agreement or the related Participation Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

Intercreditor Agreement: Means the Intercreditor Agreement dated as of November 24, 2009 among the Related Trustee (and after the Transfer Date, the Trustee), the Related Other Trustees (and after the Transfer Date, the Other Trustees), the Liquidity Provider, the liquidity provider relating to the Class A Certificates and Wilmington Trust Company, as Subordination Agent and as trustee thereunder, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

[Trust Supplement No. 2009-2B-S]

Investors: Means the Underwriters, together with all subsequent beneficial owners of the Applicable Certificates.

Liquidity Facility: Means, initially, the Revolving Credit Agreement dated as of November 24, 2009 relating to the Applicable Certificates, between the Liquidity Provider and Wilmington Trust Company, as Subordination Agent, as agent and trustee for the Applicable Trust, and, from and after the replacement of such agreement pursuant to the Intercreditor Agreement, the replacement liquidity facility therefor, in each case as amended, supplemented or otherwise modified from time to time in accordance with their respective terms.

Liquidity Provider: Means, initially, Goldman Sachs Bank USA, a corporation organized under the banking laws of the State of New York, and any replacements or successors therefor appointed in accordance with the Intercreditor Agreement.

Note Documents: Means the Equipment Notes with respect to the Applicable Certificates and, with respect to any such Equipment Note, the Indenture, the Parent Guarantee and the Participation Agreement relating to such Equipment Note.

Note Purchase Agreement: Means the Note Purchase Agreement dated as of November 24, 2009 among the Related Trustee (and after the Transfer Date, the Trustee), the Related Other Trustees (and after the Transfer Date, the Other Trustees), the Company, the Escrow Agent, the Escrow Paying Agent and the Subordination Agent, providing for, among other things, the purchase of Equipment Notes by the Trustee on behalf of the Applicable Trust, as the same may be amended, supplemented or otherwise modified from time to time, in accordance with its terms.

Notice of Financing Withdrawal: Has the meaning specified in the Deposit Agreement.

Other Agreement: Means (i) the Basic Agreement as supplemented by Trust Supplement No. 2009-2A-S dated as of the date hereof relating to United Air Lines Pass Through Trust 2009-2A-S, (ii) the Basic Agreement as supplemented by a trust supplement relating to the Additional Trust, if any and (iii) the Basic Agreement as supplemented by a Trust Supplement relating to any Refinancing Trust, if any.

Other Trustees: Means the trustees under the Other Agreements, and any successor or other trustee appointed as provided therein.

Other Trusts: Means the United Air Lines Pass Through Trust 2009-2A-S, an Additional Trust, if any, and a Refinancing Trust or Trusts, if any, created by the Other Agreements.

Outstanding: When used with respect to Applicable Certificates, means, as of the date of determination, all Transfer Date Certificates, and all other Applicable Certificates theretofore authenticated and delivered under the Agreement, in each case except:

(i) Applicable Certificates theretofore canceled by the Registrar or delivered to the Trustee or the Registrar for cancellation;

[Trust Supplement No. 2009-2B-S]

(ii) Applicable Certificates for which money in the full amount required to make the final distribution with respect to such Applicable Certificates pursuant to Section 11.01 of the Basic Agreement has been theretofore deposited with the Trustee in trust for the Applicable Certificateholders as provided in Section 4.01 of the Basic Agreement pending distribution of such money to such Applicable Certificateholders pursuant to payment of such final distribution; and

(iii) Applicable Certificates in exchange for or in lieu of which other Applicable Certificates have been authenticated and delivered pursuant to the Agreement.

Participation Agreement: Means each Participation Agreement to be entered into, or entered into (as the case may be), by the Related Trustee pursuant to the Note Purchase Agreement, as the same may be amended, supplemented or otherwise modified in accordance with its terms.

Pool Balance: Means, with respect to the Applicable Trust or the Applicable Certificates issued by the Applicable Trust, as of any date, (i) the original aggregate face amount of the Applicable Certificates less (ii) the aggregate amount of all payments made as of such date in respect of such Applicable Certificates or in respect of Deposits other than payments made in respect of interest or premium thereon or reimbursement of any costs and expenses incurred in connection therewith. The Pool Balance as of any date shall be computed after giving effect to any special distribution with respect to unused Deposits, the payment of principal, if any, on the Equipment Notes or payment with respect to other Trust Property and the distribution thereof to be made on that date.

Prospectus Supplement: Means the final Prospectus Supplement dated November 16, 2009 relating to the offering of the Applicable Certificates and the Class A Certificates.

QIB: Means a qualified institutional buyer as defined in Rule 144A.

Ratings Confirmation: Has the meaning specified in the Intercreditor Agreement.

Register: Has the meaning specified in Section 8.03 of this Trust Supplement.

Registrar: Has the meaning specified in Section 8.03 of this Trust Supplement.

Related Pass Through Trust Agreement: Means the Basic Agreement as supplemented by the Trust Supplement No. 2009-2B-O, dated as of the date hereof (the “Related Pass Through Trust Supplement”), relating to the United Air Lines Pass Through Trust 2009-2B-O and entered into by the Company and the Related Trustee, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

Related Trust: Means United Air Lines Pass Through Trust, Series 2009-2B-O, formed under the Related Pass Through Trust Agreement.

Related Trustee: Means the trustee under the Related Pass Through Trust Agreement.

Restrictive Legend: Has the meaning specified in Section 8.01 of the Trust Supplement.

[Trust Supplement No. 2009-2B-S]

Rule 144A: Means Rule 144A under the Securities Act of 1933, as amended, and any successor rule thereto.

Scheduled Payment: Means, with respect to any Equipment Note, (i) any payment of principal or interest on such Equipment Note (other than any such payment which is not in fact received by the Trustee or any Subordination Agent within ten (10) Business Days of the date on which such payment is scheduled to be made) or (ii) any payment of interest on the Applicable Certificates with funds drawn under the Liquidity Facility, which payment in any such case represents the installment of principal on such Equipment Note at the stated maturity of such installment, the payment of regularly scheduled interest accrued on the unpaid principal amount of such Equipment Note, or both; provided, however, that any payment of principal, premium, if any, or interest resulting from the redemption or purchase of any Equipment Note shall not constitute a Scheduled Payment.

Special Payment: Means any payment (other than a Scheduled Payment) in respect of, or any proceeds of, any Equipment Note or Collateral (as defined in each Indenture).

Transfer Date: Means the moment of execution and delivery of the Assignment and Assumption Agreement by each of the parties thereto.

Transfer Date Certificates: Has the meaning specified in the definition of “Applicable Certificates.”

Triggering Event: Has the meaning assigned to such term in the Intercreditor Agreement.

Trust Property: Means (i) subject to the Intercreditor Agreement, the Equipment Notes held as the property of the Applicable Trust, the Parent Guarantee with respect to such Equipment Notes, all monies at any time paid thereon and all monies due and to become due thereunder, (ii) funds from time to time deposited in the Certificate Account and the Special Payments Account and, subject to the Intercreditor Agreement, any proceeds from the sale by the Trustee pursuant to Article VI of the Basic Agreement of any Equipment Note and (iii) all rights of the Applicable Trust and the Trustee, on behalf of the Applicable Trust, under the Intercreditor Agreement, the Escrow Agreement, the Note Purchase Agreement and the Liquidity Facility, including, without limitation, all rights to receive certain payments thereunder, and all monies paid to the Trustee on behalf of the Applicable Trust pursuant to the Intercreditor Agreement or the Liquidity Facility, provided that rights with respect to the Deposits or under the Escrow Agreement, except for the right to direct withdrawals for the purchase of Equipment Notes to be held hereunder, will not constitute Trust Property.

Trust Supplement: Has the meaning specified in the first paragraph of this trust supplement.

Trustee: Has the meaning specified in the first paragraph of this Trust Supplement.

Underwriters: Means, collectively, J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc.

[Trust Supplement No. 2009-2B-S]

Underwriting Agreement: Means the Underwriting Agreement dated November 16, 2009 among the Underwriters, the Company and the Depositary as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

United Bankruptcy Event: Has the meaning specified in the Intercreditor Agreement.

ARTICLE III

DISTRIBUTIONS; STATEMENTS TO

CERTIFICATEHOLDERS; TRANSFERS

Section 3.01. Statements to Applicable Certificateholders. (a) On each Distribution Date, the Trustee will include with each distribution to Applicable Certificateholders of a Scheduled Payment or Special Payment, as the case may be, a statement setting forth the information provided below (in the case of a Special Payment, reflecting in part the information provided by the Escrow Paying Agent under the Escrow Agreement). Such statement shall set forth (per $1,000 face amount Applicable Certificate as to (ii), (iii), (iv) and (v) below) the following information:

(i) the aggregate amount of funds distributed on such Distribution Date under the Agreement and under the Escrow Agreement, indicating the amount allocable to each source including any portion thereof paid by the Liquidity Provider;

(ii) the amount of such distribution under the Agreement allocable to principal and the amount allocable to premium, if any;

(iii) the amount of such distribution under the Agreement allocable to interest;

(iv) the amount of such distribution under the Escrow Agreement allocable to interest;

(v) the amount of such distribution under the Escrow Agreement allocable to unused Deposits, if any; and

(vi) the Pool Balance and the Pool Factor.

With respect to the Applicable Certificates registered in the name of a Clearing Agency or its nominee, on the Record Date prior to each Distribution Date, the Trustee will request that such Clearing Agency post on its Internet bulletin board a securities position listing setting forth the names of all Clearing Agency Participants reflected on such Clearing Agency’s books as holding interests in the Applicable Certificates on such Record Date. On each Distribution Date, the Trustee will mail to each such Clearing Agency Participant the statement described above and will make available additional copies as requested by such Clearing Agency Participant for forwarding to holders of interests in the Applicable Certificates.

[Trust Supplement No. 2009-2B-S]

(b) Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Trustee shall furnish to each Person who at any time during such calendar year was an Applicable Certificateholder of record a statement containing the sum of the amounts determined pursuant to clauses (a)(i), (a)(ii), (a)(iii), (a)(iv) and (a)(v) above for such calendar year or, in the event such Person was an Applicable Certificateholder of record during a portion of such calendar year, for such portion of such year, and such other items as are readily available to the Trustee and which an Applicable Certificateholder shall reasonably request as necessary for the purpose of such Applicable Certificateholder’s preparation of its U.S. federal income tax returns. Such statement and such other items shall be prepared on the basis of information supplied to the Trustee by the Clearing Agency Participants and shall be delivered by the Trustee to such Clearing Agency Participants to be available for forwarding by such Clearing Agency Participants to the holders of interests in the Applicable Certificates in the manner described in Section 3.01(a) of this Trust Supplement.

(c) Promptly following (i) the Deposit Period Termination Date, if there has been any change in the information set forth in clauses (x), (y) and (z) below from that set forth in pages S-96 and S-97 of the Prospectus Supplement, and (ii) any early redemption of, or any default in the payment of principal or interest in respect of, any of the Equipment Notes held in the Applicable Trust, or any Final Withdrawal, the Trustee (if the Related Trustee has not already done so) shall furnish to Applicable Certificateholders of record on such date a statement setting forth (x) the expected Pool Balances for each subsequent Regular Distribution Date following the Deposit Period Termination Date, (y) the related Pool Factors for such Regular Distribution Dates and (z) the expected principal distribution schedule of the Equipment Notes, in the aggregate, held as Trust Property at the date of such notice. With respect to the Applicable Certificates registered in the name of a Clearing Agency, on the Transfer Date, the Trustee (if the Related Trustee has not already done so) will request from such Clearing Agency a securities position listing setting forth the names of all Clearing Agency Participants reflected on such Clearing Agency’s books as holding interests in the “Applicable Certificates” (as defined in the Related Pass Through Trust Agreement) on the Delivery Period Termination Date. The Trustee (if the Related Trustee has not already done so) will mail to each such Clearing Agency Participant the statement described above and will make available additional copies as requested by such Clearing Agency Participant for forwarding to holders of interests in the Applicable Certificates.

(d) The Trustee shall provide promptly to the Applicable Certificateholders all material non-confidential information received by the Trustee from the Company.

(e) This Section 3.01 supersedes and replaces Section 4.03 of the Basic Agreement, with respect to the Applicable Trust.

Section 3.02. Special Payments Account. (a) The Trustee shall establish and maintain on behalf of the Applicable Certificateholders a Special Payments Account as one or more accounts, which shall be non-interest bearing except as provided in Section 4.04 of the Basic Agreement. The Trustee shall hold the Special Payments Account in trust for the benefit of the Applicable Certificateholders and shall make or permit withdrawals therefrom only as provided in the Agreement. On each day when one or more Special Payments are made to the Trustee under the Intercreditor Agreement, the Trustee, upon receipt thereof, shall immediately deposit the aggregate amount of such Special Payments in the Special Payments Account.

[Trust Supplement No. 2009-2B-S]

(b) This Section 3.02 supersedes and replaces Section 4.01(b) of the Basic Agreement in its entirety, with respect to the Applicable Trust.

Section 3.03. Transfer of Escrow Receipt. At the Escrow Agent’s request under the Escrow Agreement, the Trustee shall affix the corresponding Escrow Receipt to each Applicable Certificate. In any event, any transfer or exchange of any Applicable Certificate shall also effect a transfer or exchange of the related Escrow Receipt. Prior to the Final Withdrawal Date, no transfer or exchange of any Applicable Certificate shall be permitted unless the corresponding Escrow Receipt is attached thereto and is also so transferred or exchanged. By acceptance of any Applicable Certificate to which an Escrow Receipt is attached, each Holder of such a Applicable Certificate acknowledges and accepts the restrictions on transfer of the Escrow Receipt set forth herein and in the Escrow Agreement.

ARTICLE IV

DEFAULT

Section 4.01. Purchase Rights of Certificateholders. (a) At any time after the occurrence and during the continuation of a Certificate Buyout Event (i) each Applicable Certificateholder (other than the Company or any of its Affiliates) shall have the right to purchase, for the purchase price set forth in the Class A Trust Agreement, all, but not less than all, of the Class A Certificates upon 15 days’ written notice to the Class A Trustee and each other Applicable Certificateholder, on the third Business Day next following the expiry of such 15-day notice period, provided that (A) if prior to the end of such 15 day period any other Applicable Certificateholder (other than the Company or any of its Affiliates) notifies such purchasing Applicable Certificateholder that such other Applicable Certificateholder wants to participate in such purchase, then such other Applicable Certificateholder (other than the Company or any of its Affiliates) may join with the purchasing Applicable Certificateholder to purchase all, but not less than all, of the Class A Certificates pro rata based on the Fractional Undivided Interest in the Applicable Trust held by each such Applicable Certificateholder and (B) if prior to the end of such 15 day period any other Applicable Certificateholder fails to notify the purchasing Applicable Certificateholder of such other Applicable Certificateholder’s desire to participate in such a purchase, then such other Applicable Certificateholder shall lose its right to purchase the Class A Certificates pursuant to this Section 4.01(a)(i).

(b) By acceptance of its Applicable Certificate, each Applicable Certificateholder agrees that at any time after the occurrence and during the continuation of a Certificate Buyout Event (i) if any Additional Certificates are issued pursuant to the Additional Trust, each Additional Certificateholder (other than the Company or any of its Affiliates), shall have the right (which shall not expire upon any purchase of the Class A Certificates pursuant to clause (a) above) to purchase all, but not less than all, of the Applicable Certificates and the Class A Certificates upon 15 days’ written notice to the Trustee and the Class A Trustee and each other Additional Certificateholder, on the third Business Day next following the expiry of such 15-day notice period, provided that (A) if prior to the end of such 15 day period any other Additional Certificateholder (other than the Company or any of its Affiliates) notifies such purchasing Additional Certificateholder that such other Additional Certificateholder wants to participate in such purchase, then such other Additional Certificateholder (other than the Company or any of its Affiliates) may join with the purchasing

[Trust Supplement No. 2009-2B-S]

Additional Certificateholder to purchase all, but not less than all, of the Applicable Certificates and the Class A Certificates pro rata based on the Fractional Undivided Interest in the Additional Trust held by each such Additional Certificateholder and (B) if prior to the end of such 15 day period any other Additional Certificateholder fails to notify the purchasing Additional Certificateholder of such other Additional Certificateholder’s desire to participate in such a purchase, then such other Additional Certificateholder shall lose its right to purchase the Applicable Certificates and the Class A Certificates pursuant to this Section 4.01(b)(i); and

(ii) if any Refinancing Certificates are issued, each Refinancing Certificateholder shall have the same right (subject to the same terms and conditions) to purchase Certificates pursuant to Section 4.01(a) (and to receive notice in connection therewith) as the Certificateholder of the Class that such Refinancing Certificates refinanced.

The purchase price with respect to the Applicable Certificates shall be equal to the Pool Balance of the Applicable Certificates, together with accrued and unpaid interest thereon to the date of such purchase, without premium, but including any other amounts then due and payable to the Applicable Certificateholders under the Agreement, the Intercreditor Agreement, the Escrow Agreement or any Note Document or on or in respect of the Applicable Certificates; provided, however, that no such purchase of Applicable Certificates shall be effective unless the purchaser(s) shall certify to the Trustee that contemporaneously with such purchase, such purchaser(s) is (are) purchasing, pursuant to the terms of the Agreement and the Other Agreements, all of the Applicable Certificates and Class A Certificates. Each payment of the purchase price of the Applicable Certificates referred to in the first sentence hereof shall be made to an account or accounts designated by the Trustee and each such purchase shall be subject to the terms of this Section 4.01. Each Applicable Certificateholder agrees by its acceptance of its Applicable Certificate that (at any time after the occurrence of a Certificate Buyout Event) it will, upon payment from Additional Certificateholder(s) of the purchase price set forth in the first sentence of this paragraph, (i) forthwith sell, assign, transfer and convey to the purchaser(s) thereof (without recourse, representation or warranty of any kind except for its own acts), all of the right, title, interest and obligation of such Applicable Certificateholder in the Agreement, the Escrow Agreement, the Deposit Agreement, the Intercreditor Agreement, the Liquidity Facility, the Note Purchase Agreement, the Note Documents and all Applicable Certificates and Escrow Receipts held by such Applicable Certificateholder (excluding all right, title and interest under any of the foregoing to the extent such right, title or interest is with respect to an obligation not then due and payable as respects any action or inaction or state of affairs occurring prior to such sale) (and the purchaser shall assume all of such Applicable Certificateholder’s obligations under the Agreement, the Escrow Agreement, the Deposit Agreement, the Intercreditor Agreement, the Liquidity Facility, the Note Purchase Agreement, the Note Documents and all such Applicable Certificates and Escrow Receipts), (ii) if such purchase occurs after a record date specified in Section 2.03(a) of the Escrow Agreement relating to the distribution of unused Deposits and/or accrued and unpaid interest on Deposits and prior to or on the related distribution date thereunder, forthwith turn over to the purchaser(s) of its Applicable Certificates all amounts, if any, received by it on account of such distribution, and (iii) if such purchase occurs after a Record Date relating to any distribution and prior to or on the related Distribution Date, forthwith turn over to the purchaser(s) of its Applicable Certificate all amounts, if any, received by it on account of such distribution. The Applicable Certificates will be deemed to be

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purchased on the date payment of the purchase price is made notwithstanding the failure of the Applicable Certificateholders to deliver any Applicable Certificates and, upon such a purchase, (I) the only rights of the Applicable Certificateholders will be to deliver the Applicable Certificates to the purchaser(s) and receive the purchase price for such Applicable Certificates and (II) if the purchaser(s) shall so request, such Applicable Certificateholder will comply with all the provisions of Section 3.04 of the Basic Agreement to enable new Applicable Certificates to be issued to the purchaser in such denominations as it shall request. All charges and expenses in connection with the issuance of any such new Applicable Certificates shall be borne by the purchaser thereof.

As used in this Section 4.01 and elsewhere in this Trust Supplement, the terms “Additional Certificate”, “Additional Certificateholder”, “Additional Equipment Notes”, “Additional Trust”, “Class A Certificate”, “Class A Certificateholder”, “Class A Trust”, “Class A Trust Agreement”, “Class A Trustee”, “Refinancing Certificate”, “Refinancing Certificateholder”, “Refinancing Equipment Notes” and “Refinancing Trust” shall have the respective meanings assigned to such terms in the Intercreditor Agreement.

(c) This Section 4.01 supersedes and replaces Section 6.01(b) of the Basic Agreement, with respect to the Applicable Trust.

ARTICLE V

THE TRUSTEE

Section 5.01. Acquisition of Trust Property. (a) The Trustee is hereby irrevocably authorized and directed to execute and deliver the Assignment and Assumption Agreement on the date specified in Section 7.01 of the Related Pass Through Trust Supplement, subject only to the satisfaction of the conditions set forth in said Section 7.01. The Agreement (except only for this sentence and the immediately preceding sentence hereof, which are effective upon execution and delivery hereof) shall become effective upon the execution and delivery of the Assignment and Assumption Agreement by the Trustee and the Related Trustee, automatically and without any further signature or action on the part of the Company and the Trustee, and shall thereupon constitute the legal, valid and binding obligation of the parties hereto enforceable against each of the parties hereto in accordance with its terms. Upon such execution and delivery of the Assignment and Assumption Agreement, the Related Trust shall be terminated, the Applicable Certificateholders shall receive beneficial interests in the Applicable Trust in exchange for their interests in the Related Trust equal to their respective beneficial interests in the Related Trust and the “Outstanding” (as defined in the Related Pass Through Trust Agreement) pass through certificates representing fractional undivided interests in the Related Trust shall be deemed for all purposes of the Agreement, without further signature or action of any party or Certificateholder, to be Certificates representing the same Fractional Undivided Interests in the Trust and Trust Property. By acceptance of its Applicable Certificate, each Applicable Certificateholder consents to and ratifies such assignment, transfer and delivery of the trust property of the Related Trust to the Trustee upon the execution and delivery of the Assignment and Assumption Agreement. The provisions of this Section 5.01(a) supersede and replace the provisions of Section 2.02 of the Basic Agreement with respect to the Applicable Trust, and Section 2.02 of the Basic Agreement shall not apply to the Applicable Trust.

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(b) The Trustee, upon the execution and delivery of the Assignment and Assumption Agreement, acknowledges its acceptance of all right, title and interest in and to the Trust Property and declares that the Trustee holds and will hold such right, title and interest for the benefit of all then present and future Applicable Certificateholders, upon the trusts herein and in the Basic Agreement set forth. By the acceptance of each Applicable Certificate issued to it under the Related Pass Through Trust Agreement and deemed issued under the Agreement, each Holder of any such Applicable Certificate as grantor of the Applicable Trust thereby joins in the creation and declaration of the Applicable Trust. The provisions of this Section 5.01(b) supersede and replace the provisions of Section 2.03 of the Basic Agreement, with respect to the Applicable Trust.

Section 5.02. [Intentionally Omitted].

Section 5.03. The Trustee. (a) Subject to Section 5.04 of this Trust Supplement and Section 7.15 of the Basic Agreement, the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Trust Supplement, the Escrow Agreement, the Deposit Agreement or the Note Purchase Agreement or the due execution hereof or thereof by the Company or the other parties thereto (other than the Trustee), or for or in respect of the recitals and statements contained herein or therein, all of which recitals and statements are made solely by the Company, except that the Trustee hereby represents and warrants that each of this Trust Supplement, the Basic Agreement, each Applicable Certificate, the Intercreditor Agreement, the Escrow Agreement and the Note Purchase Agreement has been executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf.

(b) Except as herein otherwise provided and except during the continuation of an Event of Default in respect of the Applicable Trust created hereby, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Trust Supplement other than as set forth in the Agreement, and this Trust Supplement is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Agreement, as fully to all intents as if the same were herein set forth at length.

Section 5.04. Representations and Warranties of the Trustee. The Trustee hereby represents and warrants, on the Transfer Date, that:

(a) the Trustee has full power, authority and legal right to receive the Trust Property assigned by the Related Trustee, assume the obligations under, and perform, the Assignment and Assumption Agreement, this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the Note Purchase Agreement and the Note Documents to which it is a party and has taken all necessary action to authorize such receipt, assumption and performance by it of this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the Note Purchase Agreement and the Note Documents to which it is a party;

(b) the receipt of the Trust Property under the Assignment and Assumption Agreement and the performance by the Trustee of the Assignment and Assumption Agreement, this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the Note Purchase Agreement and the Note Documents to which it is a party (i) will not violate any provision of any United States federal law

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or the law of the state of the United States where it is located governing the banking and trust powers of the Trustee or any order, writ, judgment, or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets, (ii) will not violate any provision of the articles of association or by-laws of the Trustee, and (iii) will not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Property pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have an adverse effect on the Trustee’s performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;

(c) the receipt of the Trust Property under the Assignment and Assumption Agreement and the performance by the Trustee of the Assignment and Assumption Agreement, this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the Note Purchase Agreement and the Note Documents to which it is or is to become a party will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the state of the United States where it is located regulating the banking and corporate trust activities of the Trustee; and

(d) the Assignment and Assumption Agreement has been duly executed and delivered by the Trustee and this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the Note Purchase Agreement and the Note Documents to which it is a party have been, or will be, as applicable, duly executed and delivered by the Trustee and constitute, or will constitute, as applicable, the legal, valid and binding agreements of the Trustee, enforceable against it in accordance with their respective terms; provided, however, that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) general principles of equity.

Section 5.05. Trustee Liens. The Trustee in its individual capacity agrees, in addition to the agreements contained in Section 7.17 of the Basic Agreement, that it will at its own cost and expense promptly take any action as may be necessary to duly discharge and satisfy in full any Trustee’s Liens on or with respect to the Trust Property which is attributable to the Trustee in its individual capacity and which is unrelated to the transactions contemplated by the Intercreditor Agreement or the Note Purchase Agreement.

ARTICLE VI

ADDITIONAL AMENDMENT; SUPPLEMENTAL AGREEMENTS

Section 6.01. Amendment of Section 5.02 of the Basic Agreement. Section 5.02 of the Basic Agreement shall be amended, with respect to the Applicable Trust, by (i) replacing the phrase “of the Note Documents of this Agreement” set forth in paragraph (b) thereof with the phrase “of the Note Documents, of the Note Purchase Agreement and of this Agreement” and (ii) replacing the phrase “of this Agreement and any Note Document” set forth in the last paragraph of Section 5.02 with the phrase “of this Agreement, the Note Purchase Agreement and any Note Document”.

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Section 6.02. Supplemental Agreements Without Consent of Applicable Certificateholders. Without limitation of Section 9.01 of the Basic Agreement, under the terms of, and subject to the limitations contained in, Section 9.01 of the Basic Agreement, the Company may (but will not be required to), and the Trustee (subject to Section 9.03 of the Basic Agreement) shall, at the Company’s request, at any time and from time to time, (i) enter into one or more agreements supplemental to the Agreement, the Escrow Agreement, the Deposit Agreement, the Intercreditor Agreement or the Note Purchase Agreement, for any of the purposes set forth in clauses (1) through (9) of such Section 9.01 and other matters incidental thereto or otherwise contemplated by Section 2.01(b) of the Basic Agreement, subject to the provisions of Section 4(a)(i) of the Note Purchase Agreement and Section 9.1 of the Intercreditor Agreement, and (ii) enter into one or more agreements supplemental to the Agreement, the Intercreditor Agreement or the Note Purchase Agreement to provide for the formation of one or more Refinancing Trusts, the issuance of Refinancing Certificates, the purchase by any Refinancing Trust of applicable Refinancing Equipment Notes or a single Additional Trust, the issuance of Additional Certificates, the purchase by the Additional Trust of applicable Additional Equipment Notes and other matters incidental thereto or as otherwise contemplated by Section 2.01(b) of the Basic Agreement, subject to the provisions of Section 4(a)(i) of the Note Purchase Agreement and Section 9.1(c) of the Intercreditor Agreement. All references in clauses (4), (6) and (7) of Section 9.01 of the Basic Agreement to “any Note Purchase Agreement or any Liquidity Facility” shall also be deemed to refer to “the Note Purchase Agreement, the Liquidity Facility, the Escrow Agreement or the Deposit Agreement”.

Section 6.03. Supplemental Agreements with Consent of Applicable Certificateholders. Without limitation of Section 9.02 of the Basic Agreement, the provisions of Section 9.02 of the Basic Agreement shall apply to agreements or amendments for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Escrow Agreement, the Deposit Agreement, the Liquidity Facility, the Intercreditor Agreement or the Note Purchase Agreement or modifying in any manner the rights and obligations of the Applicable Certificateholders under the Escrow Agreement, the Deposit Agreement, the Liquidity Facility, the Intercreditor Agreement or the Note Purchase Agreement; provided that the provisions of Section 9.02(1) of the Basic Agreement shall be deemed to include reductions in any manner of, or delay in the timing of, any receipt by the Applicable Certificateholders of payments upon the Deposits.

Section 6.04. Consent of Holders of Certificates Issued under Other Trusts. Notwithstanding any provision in Section 6.02 or Section 6.03 of this Trust Supplement to the contrary, no amendment or modification of Section 4.01 of this Trust Supplement shall be effective unless the trustee for each Class of Certificates affected by such amendment or modification shall have consented thereto.

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ARTICLE VII

TERMINATION OF TRUST

Section 7.01. Termination of the Applicable Trust. The respective obligations and responsibilities of the Company and the Trustee with respect to the Applicable Trust shall terminate upon the distribution to all Applicable Certificateholders and the Trustee of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property; provided, however, that in no event shall the Applicable Trust continue beyond one hundred ten (110) years following the date of the execution of this Trust Supplement.

Notice of any termination, specifying the Distribution Date upon which the Applicable Certificateholders may surrender their Applicable Certificates to the Trustee for payment of the final distribution and cancellation, shall be mailed promptly by the Trustee to Applicable Certificateholders not earlier than the 60th day and not later than the 20th day next preceding such final Distribution Date specifying (A) the Distribution Date upon which the proposed final payment of the Applicable Certificates will be made upon presentation and surrender of Applicable Certificates at the office or agency of the Trustee therein specified, (B) the amount of any such proposed final payment, and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Applicable Certificates at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Registrar at the time such notice is given to Applicable Certificateholders. Upon presentation and surrender of the Applicable Certificates in accordance with such notice, the Trustee shall cause to be distributed to Applicable Certificateholders such final payments.

In the event that all of the Applicable Certificateholders shall not surrender their Applicable Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Applicable Certificateholders to surrender their Applicable Certificates for cancellation and receive the final distribution with respect thereto. No additional interest shall accrue on the Applicable Certificates after the Distribution Date specified in the first written notice. In the event that any money held by the Trustee for the payment of distributions on the Applicable Certificates shall remain unclaimed for two years (or such lesser time as the Trustee shall be satisfied, after sixty days’ notice from the Company, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, the Trustee shall pay to each Loan Trustee the appropriate amount of money relating to such Loan Trustee and shall give written notice thereof to the Company.

(a) The provisions of this Section 7.01 supersede and replace the provisions of Section 11.01 of the Basic Agreement in its entirety, with respect to the Applicable Trust.

ARTICLE VIII

TRANSFER OF THE APPLICABLE CERTIFICATES

Section 8.01. Restrictive Legends. All Applicable Certificates issued pursuant to the Agreement shall bear a legend to the following effect (the “Restrictive Legend”):

THIS CERTIFICATE IS SUBJECT TO TRANSFER RESTRICTIONS. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933, AS AMENDED); (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS

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CERTIFICATE EXCEPT TO A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933, AS AMENDED); AND (3) AGREES THAT IF IT SHOULD RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE IT WILL DELIVER TO EACH PERSON TO WHOM THIS CERTIFICATE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS CERTIFICATE, THE TRANSFEREE MUST COMPLETE THE FORM ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT SUCH FORM TO THE TRUSTEE. TRUST SUPPLEMENT NO. 2009-2B-S TO THE PASS THROUGH TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE REGISTRAR TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

Section 8.02. Amendment of Section 3.04 of the Basic Agreement. Sections 8.03 and 8.04 of this Trust Supplement supersede and replace Section 3.04 of the Basic Agreement, with respect to the Applicable Trust.

Section 8.03. Transfer and Exchange. The Trustee shall cause to be kept at the office or agency to be maintained by it in accordance with the provisions of Section 7.12 of the Basic Agreement a register (the “Register”) of the Applicable Certificates in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of such Applicable Certificates and of transfers and exchanges of such Applicable Certificates as herein provided. The Trustee shall initially be the registrar (the “Registrar”) for the purpose of registering such Applicable Certificates and transfers and exchanges of such Applicable Certificates as herein provided.

All Applicable Certificates issued upon any registration of transfer or exchange of Applicable Certificates shall be valid obligations of the Applicable Trust, evidencing the same interest therein, and entitled to the same benefits under this Agreement, as the Applicable Certificates surrendered upon such registration of transfer or exchange.

Upon surrender for registration of transfer of any Applicable Certificate at the Corporate Trust Office or such other office or agency with the form of transfer notice thereon duly completed and executed, and otherwise complying with the terms of this Agreement, including providing evidence of compliance with any restrictions on transfer, in form satisfactory to the Trustee and the Registrar, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Applicable Certificates of like series, in authorized denominations of a like aggregate Fractional Undivided Interest. Whenever any Applicable Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Applicable Certificates that the Applicable Certificateholder making the exchange is entitled to receive. Every Applicable Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar duly executed by the Applicable Certificateholder thereof or its attorney duly authorized in writing.

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The Registrar shall not register the transfer or exchange of any Applicable Certificate in the name of any Person unless and until evidence satisfactory to the Company and the Trustee that the conditions to any such transfer or exchange set forth in Section 8.04 shall have been satisfied is submitted to them. Such conditions shall be deemed satisfied with respect to a transfer if the transferor and transferee duly execute and deliver to the Trustee the transfer notice in the form attached to the Applicable Certificate, unless the Company or the Trustee has a reasonable basis for requesting additional evidence.

To permit registrations of transfers and exchanges in accordance with the terms, conditions and restrictions hereof, the Trustee shall execute and authenticate Applicable Certificates at the Registrar’s request. No service charge shall be made to an Applicable Certificateholder for any registration of transfer or exchange of Applicable Certificates, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Applicable Certificates. All Applicable Certificates surrendered for registration of transfer or exchange shall be canceled and subsequently destroyed by the Trustee.

Section 8.04. Special Transfer Provisions.

(a) Transfers Limited to QIBs. If an Applicable Certificate is to be transferred, the Registrar shall register the transfer only if such transfer is being made to a proposed transferee who has provided the transfer notice attached to the form of Applicable Certificate stating that it is purchasing the Applicable Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A.

(b) Restrictive Legend. Upon the transfer, exchange or replacement of Applicable Certificates, the Registrar shall deliver only Applicable Certificates that bear the Restrictive Legend.

(c) General. By acceptance of any Applicable Certificate, each Holder of such an Applicable Certificate will be deemed to:

(i) Represent that it is accepting such Applicable Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB;

(ii) Agree that any sale or other transfer by it of any Applicable Certificate will only be made to a QIB;

(iii) Agree that it will, and each subsequent transferee will be required to, deliver to each person to whom it transfers Applicable Certificates notice of these restrictions on transfer of the Applicable Certificates;

(iv) Agree that no registration of the transfer of an Applicable Certificate will be made unless the transferee completes and submits to the Trustee the form included on the reverse of the Applicable Certificate in which it states that it is purchasing the Applicable Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB;

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(v) Understand that the Applicable Certificates will bear a legend substantially to the effect of the Restrictive Legend;

(vi) Acknowledge that the Company, the Trustee, the Underwriters, and others will rely on the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements and agree that, if any of the acknowledgments, representations, warranties and agreements deemed to have been made by its purchase of the Applicable Certificates is no longer accurate, it shall promptly notify the Company, the Trustee and the Underwriters. If it is acquiring any Applicable Certificates as a fiduciary or agent of one or more investor accounts, it represents that it has sole investment discretion with respect to each such investor account and that it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such investor account;

(vii) Acknowledge that the foregoing restrictions apply to holders of beneficial interests in the Applicable Certificates as well as to registered holders of Applicable Certificates; and

(viii) Acknowledge that the Trustee will not be required to accept for registration of transfer any Applicable Certificate unless evidence satisfactory to the Company and the Trustee that the restrictions on transfer set forth herein have been complied with is submitted to them.

Until such time as no Applicable Certificates remain Outstanding, the Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 8.04. The Trustee, if not the Registrar at such time, shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.01. Basic Agreement Ratified. Except and so far as herein expressly provided, all of the provisions, terms and conditions of the Basic Agreement are in all respects ratified and confirmed; and the Basic Agreement and this Trust Supplement shall be taken, read and construed as one and the same instrument. All replacements of provisions of, and other modifications of the Basic Agreement set forth in this Trust Supplement are solely with respect to the Applicable Trust.

Section 9.02. GOVERNING LAW. NOTWITHSTANDING SECTION 12.05 OF THE BASIC AGREEMENT, THIS AGREEMENT AND THE APPLICABLE CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THIS SECTION 9.02 SUPERSEDES AND REPLACES SECTION 12.05 OF THE BASIC AGREEMENT WITH RESPECT TO THE APPLICABLE TRUST.

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Section 9.03. Execution in Counterparts. This Trust Supplement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 9.04. Intention of Parties. The parties hereto intend that the Applicable Trust be classified for U.S. federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended, and not as a trust or association taxable as a corporation or as a partnership. Each Applicable Certificateholder and Investor, by its acceptance of its Applicable Certificate or a beneficial interest therein, agrees to treat the Applicable Trust as a grantor trust for all U.S. federal, state and local income tax purposes and shall not take any position inconsistent thereto for any such purposes, unless required by law. The powers granted and obligations undertaken pursuant to the Agreement shall be so construed so as to further such intent.

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IN WITNESS WHEREOF, the Company and the Trustee have caused this Trust Supplement to be duly executed by their respective officers thereto duly authorized, as of the day and year first written above.

UNITED AIR LINES, INC.

By:
Name:
Title:

WILMINGTON TRUST COMPANY, as Trustee

By:
Name:
Title: